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                                   EXHIBIT 11

                             Consent of Ropes & Gray










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                               CONSENT OF COUNSEL


     We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" and "Experts" included in or made a part of Post-Effective Amendment No. 45 to the Registration Statement of The One Group(R) (Nos. 2-95973 and 811-4236) on Form N-1A under the Securities Act of 1933, as amended.


/s/ ROPES & GRAY
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    ROPES & GRAY

Washington, D.C.

August 26 1998